Exhibit 10.1

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of July 7, 2017 among Kona Grill, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) party hereto and KeyBank National Association, as the administrative agent (the “Administrative Agent”).

RECITALS:

A.     The Borrower, the Administrative Agent and the lenders from time to time party thereto (the “Lenders”) are parties to the Second Amended and Restated Credit Agreement, dated as of October 12, 2016 (as previously amended and as the same may from time to time be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

B.     The Borrower, the Administrative Agent and the Lenders party hereto desire to (i) reduce the Revolving Commitments from $45,000,000 to $30,000,000 and (ii) amend the Credit Agreement to modify certain provisions thereof as set forth herein.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Administrative Agent and the Lenders agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement.

Section 2. Amendments.

2.1     New Definitions. Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions thereto:

(i)     “Amendment No. 2” means Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of July 7, 2017, among the Borrower, the Administrative Agent and the Lenders party thereto.

(ii)     “Amendment No. 2 Effective Date” means June 30, 2017.

(iii)     “Extension Notice” has the meaning provided in Section 2.17.

2.2     Amendments to Certain Definitions.

(i)     Section 1.01 of the Credit Agreement is hereby amended by deleting the term “Non-Extending Lender”.

(ii)     The table in clause (ii) of the definition of “Applicable Margin” is hereby deleted in its entirety and replaced with the following:

Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Rate Loans
Greater than or equal to 4.75 to 1.00	300.0 bps	400.0 bps
Greater than or equal to 3.50 to 1.00 but less than 4.75 to 1.00	250.0 bps	350.0 bps
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	200.0 bps	300.0 bps
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	175.0 bps	275.0 bps
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	125.0 bps	225.0 bps
Less than 2.00 to 1.00	100.0 bps	200.0 bps

(iii)     The definition of “Consolidated EBITDAR” is hereby amended and restated as follows:

“Consolidated EBITDAR” means, for any period, Consolidated Net Income for such period, plus, without duplication, in each case only to the extent deducted in determining such Consolidated Net Income, (A) (i) Consolidated Interest Expense for such period, (ii) Consolidated Depreciation and Amortization Expense for such period, (iii) Consolidated Tax Expense for such period, (iv) Consolidated Rental Expense for such period, (v) the aggregate amount of non-cash expenses relating to stock-based compensation reducing Consolidated Net Income, (vi) pre-opening store expenses paid in cash in an aggregate amount not to exceed $550,000 plus all non-cash pre-opening store expenses, in each case per leasehold location for such period, (vii) lease termination, asset write-off and exit costs associated with restaurant closures or the termination of a previously signed lease reasonably acceptable to the Administrative Agent and (viii) losses on sales of assets and losses that are properly classified under GAAP as extraordinary and other non-recurring non-cash losses less (B) gains on sales of assets and gains that are properly classified under GAAP as extraordinary and other non-recurring non-cash gains, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that Consolidated EBITDAR for any Testing Period shall (y) include the Consolidated EBITDAR for any Person or business unit that has been acquired by the Borrower or any of its Subsidiaries for any portion of such Testing Period prior to the date of acquisition, so long as such Consolidated EBITDAR has been verified by appropriate audited financial statements or other financial statements reasonably acceptable to the Administrative Agent and (z) exclude the Consolidated EBITDAR for any Person or business unit that has been disposed of by the Borrower or any of its Subsidiaries, for the portion of such Testing Period prior to the date of disposition in any twelve-month period.

(iv)     The definition of “Consolidated Rental Expense” is hereby amended and restated as follows:

“Consolidated Rental Expense” means, for any period, the aggregate amount of all fixed payments paid in cash that the Borrower and its Subsidiaries are required to make as lessee under, or by the terms of, any lease of real property during such period; provided, however, that Consolidated Rental Expense for any period shall exclude the payments associated with any leased real property for which the Borrower and its Subsidiaries has terminated the lease applicable to such leased real property as of the last day of such period so long as no payments are made (or required to be made) by the Borrower or its Subsidiaries after the date such lease is terminated.

(v)     The definition of “Maturity Date” is hereby amended and restated as follows

“Maturity Date” means (a) with respect to the Revolving Credit Facility, October 12, 2019, subject to the extension thereof pursuant to Section 2.17, (b) with respect to the Initial Term Facility, October 12, 2019, subject to the extension thereof pursuant to Section 2.17, and (c) with respect to any Incremental Term Facility, as determined in accordance with Section 2.16, provided that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(vi)     The definition of “Revolving Facility Termination Date” is hereby amended and restated as follows:

“Revolving Facility Termination Date” means the earlier of (i) October 12, 2019, subject to the extension thereof pursuant to Section 2.17, or (ii) the date that the Commitments have been terminated pursuant to Section 8.02.

(vii)     The definition of “Total Revolving Commitment” is hereby amended and restated as follows:

“Total Revolving Commitment” means the sum of the Revolving Commitments of the Revolving Lenders as the same may be decreased pursuant to Section 2.11(b) or increased pursuant to Section 2.16. As of the Amendment No. 2 Effective Date, the amount of the Total Revolving Commitment is $30,000,000.

2.3     Amendment to Section 2.12(b)(i). The table set forth in Section 2.12(b)(i) of the Credit Agreement is hereby amended and restated as follows:

Fiscal Quarter Ending	Repayment Percentage
December 31, 2016	1.25%
March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017	1.25% 1.25% 1.25% 1.25%
March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018	1.25% 1.25% 1.25% 1.875%
March 31, 2019 June 30, 2019 September 30, 2019	1.875% 1.875% 1.875%
Maturity Date with respect to the Initial Term Loans	All outstanding principal amount of the Initial Term Loans

; provided, however, that if the Maturity Date is extended pursuant to Section 2.17, the foregoing table shall be automatically replaced with the following:

Fiscal Quarter Ending	Repayment Percentage
December 31, 2016	1.25%
March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017	1.25% 1.25% 1.25% 1.25%
March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018	1.25% 1.25% 1.25% 1.875%
March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019	1.875% 1.875% 1.875% 1.875%
March 31, 2020 June 30, 2020 September 30, 2020	1.875% 1.875% 1.875%
Maturity Date with respect to the Initial Term Loans	All outstanding principal amount of the Initial Term Loans

2.4     Amendment to Section 2.17. Section 2.17 of the Credit Agreement is hereby amended and restated as follows:

Section 2.17     Maturity Extension.   At least 30 days prior to the existing Maturity Date, the Borrower may request an extension to both the Revolving Facility Termination Date and the Maturity Date to October 12, 2020 by delivering a written extension notice to the Administrative Agent and the Lenders (such notice, the “Extension Notice”). The Borrower shall certify in such Extension Notice that (i) as of and on such date, no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents are true and correct in all material respects (or in the case of any representation and warranty that is already subject to a materiality qualifier, true and correct) on and as of such date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties continue to be true and correct in all material respects (or in the case of any representation and warranty that is already subject to a materiality qualifier, true and correct) as of such specified earlier date, (iii) the pro forma Leverage Ratio of the Borrower as of such date is not greater than 4.25 to 1.00, (iv) the Borrower is in pro forma covenant compliance with Section 7.07 after giving effect to covenant modifications set forth therein to occur upon such extension, and (v) the calculations attached thereto evidence compliance with the conditions set forth in clauses (iii) and (iv) hereof. Upon satisfaction of the foregoing, the Administrative Agent shall so notify the Borrower, and the Revolving Facility Termination Date and the Maturity Date shall be extended to October 12, 2020 and all references in the Loan Documents to the “Revolving Facility Termination Date” and the “Maturity Date” shall refer to the Revolving Facility Termination Date and the Maturity Date as so extended. For the avoidance of doubt, the Revolving Facility Termination Date and the Maturity Date may be extended pursuant to this Section 2.17 on not more than one occasion during the term of this Agreement.

2.5     Amendment to Section 7.07. Section 7.07 of the Credit Agreement is hereby amended and restated as follows:

Section 7.07     Financial Covenants.

(a)     Leverage Ratio. The Credit Parties will not permit the Leverage Ratio of the Credit Parties and their Subsidiaries to be greater than the maximum ratio specified below at any time during the fiscal quarter ended on the date set forth opposite such maximum ratio:

Fiscal Quarter	Maximum Leverage Ratio
June 30, 2017	5.50 to 1.00
September 30, 2017	5.50 to 1.00
December 31, 2017	5.50 to 1.00
March 31, 2018	5.25 to 1.00
June 30, 2018	5.25 to 1.00
September 30, 2018	5.25 to 1.00
December 31, 2018	5.25 to 1.00
March 31, 2019 and each fiscal quarter thereafter	5.00 to 1.00

Notwithstanding anything to the contrary in this Section 7.07(a), if (x) the Borrower declares, pays or makes any Restricted Payment pursuant to Section 7.06(d) or (y) the Borrower extends the Maturity Date pursuant to Section 2.17 or if the Maturity Date is extended beyond October 12, 2019, effective immediately upon the declaration, payment or making of such Restricted Payment or such extension and thereafter during the term of this Agreement, the Credit Parties will not permit at any time the Leverage Ratio of the Credit Parties and their Subsidiaries to be greater than 4.25 to 1.00.

(b)     Fixed Charge Coverage Ratio. The Credit Parties will not permit at any time the Fixed Charge Coverage Ratio of the Credit Parties and their Subsidiaries to be less than the minimum ratio specified below at any time during the fiscal quarter ended on the date set forth opposite such minimum ratio:

Fiscal Quarter	Minimum Fixed Charge Coverage Ratio
June 30, 2017	1.25 to 1.00
September 30, 2017	1.20 to 1.00
December 31, 2017	1.20 to 1.00
March 31, 2018	1.20 to 1.00
June 30, 2018	1.20 to 1.00
September 30, 2018	1.20 to 1.00
December 31, 2018	1.20 to 1.00
March 31, 2019 and each fiscal quarter thereafter	1.30 to 1.00

Notwithstanding anything to the contrary in this Section 7.07(b), if the Borrower declares, pays or makes any Restricted Payment pursuant to Section 7.06(d), effective immediately upon the declaration, payment or making of such Restricted Payment and thereafter during the term of this Agreement, the Credit Parties will not permit at any time the Fixed Charge Coverage Ratio of the Credit Parties and their Subsidiaries to be less than 1.50 to 1.00.

2.6     Amendment to Schedule 1. The column “Revolving Commitment” set forth on Schedule 1 of the Credit Agreement is hereby amended and restated as follows:

Lender	Revolving Commitment
KEYBANK NATIONAL ASSOCIATION	$17,500,000
ZB N.A. DBA ZIONS FIRST NATIONAL BANK	$12,500,000
All Lenders Total	$30,000,000

Section 3. Effectiveness.

3.1     Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(i)     Amendment Executed. This Amendment shall have been executed by the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Required Lenders, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.

(ii)      Officer’s Certificate. The Administrative Agent shall have received an Officer's Certificate from the Borrower certifying that, after giving effect to this Amendment, (a) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date and the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made, and (b) no Default or Event of Default has occurred and is continuing.

(iii)     Fees and Expenses. The Administrative Agent shall have received (a) all expenses (including reasonable fees and disbursements of counsel to the Administrative Agent) in connection with the preparation, negotiation and effectiveness of this Amendment, (b) all fees payable by the Borrower pursuant to the Engagement Letter, dated as of July 7, 2017, between the Administrative Agent and the Borrower, and (c) any other amounts due and payable by the Borrower under the Credit Agreement on or prior to the date hereof.

(iv)     Other Matters. The Borrower and each Subsidiary Guarantor shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent.

3.2     Amendment Effective Date. This Amendment shall be effective as of June 30, 2017 (the “Amendment Effective Date”) upon the satisfaction of the conditions precedent set forth above. Unless otherwise specifically set forth herein, each of the amendments and other modifications set forth in this Amendment shall be effective on and after the Amendment Effective Date.

Section 4. Miscellaneous.

4.1     Representations and Warranties. The Borrower and each Subsidiary Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(i)     the Borrower and each Subsidiary Guarantor has the legal power and authority to execute and deliver this Amendment;

(ii)     the officers executing this Amendment on behalf of the Borrower and each Subsidiary Guarantor have been duly authorized to execute and deliver the same and bind the Borrower or such Subsidiary Guarantor with respect to the provisions hereof;

(iii)     the execution and delivery hereof by the Borrower or each Subsidiary Guarantor and the performance and observance by the Borrower and each Subsidiary Guarantor of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any Subsidiary Guarantor or any law applicable to the Borrower or any Subsidiary Guarantor or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower or such Subsidiary Guarantor;

(iv)     immediately after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

(v)     neither the Borrower nor any Subsidiary Guarantor has any claim or offset against, or defense or counterclaim to, any obligations or liabilities of the Borrower or such Subsidiary Guarantor under the Credit Agreement or any other Loan Document;

(vi)     this Amendment constitutes a valid and binding obligation of the Borrower and each Subsidiary Guarantor in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and

(vii)     each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date.

4.2     Credit Agreement Unaffected. Each reference to the Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

4.3     Subsidiary Guarantor Acknowledgment. Each Subsidiary Guarantor, by signing this Amendment:

(i)     consents and agrees to and acknowledges the terms of this Amendment;

(ii)     acknowledges and agrees that all of the Loan Documents to which such Subsidiary Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Subsidiary Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;

(iii)     represents and warrants to the Administrative Agent and the Lenders that all representations and warranties made by such Subsidiary Guarantor and contained in this Amendment or any other Loan Document to which it is a party are true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of the Amendment Effective Date, except to the extent that any thereof expressly relate to an earlier date; and

(iv)     acknowledges and agrees that (A) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to which such Subsidiary Guarantor is a party to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (B) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments or modifications to the Credit Agreement.

4.4     Waiver. The Borrower and each Subsidiary Guarantor, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders and their respective Related Parties from any and all claims, offsets, defenses and counterclaims of which the Borrower and any Subsidiary Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

4.5     Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective solely with respect to the matters expressly referred to herein.

4.6     Entire Agreement. This Agreement, together with the Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

4.7     Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

4.8     Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

4.9     JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

KONA GRILL, INC., as the Borrower

By:	/s/ Berke Bakay
Name: Berke Bakay
Title: Chief Executive Officer and President

KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent and as a Lender

By:	/s/ Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

ZB, N.A. DBA ZIONS FIRST NATIONAL BANK, as a Lender

By:	/s/ Adam Whitefield
Name: Adam Whitefield
Title: Vice President

Each of the undersigned acknowledge the terms of and consent to the foregoing:

KONA RESTAURANT HOLDINGS, INC.,

KONA SUSHI, INC.,

KONA MACADAMIA, INC.,

KONA BALTIMORE, INC.,

KONA GRILL INTERNATIONAL HOLDINGS, INC.,

KONA GRILL INTERNATIONAL, INC.,

KONA GRILL PUERTO RICO, INC.,

   each as a Subsidiary Guarantor

By: /s/ Berke Bakay

Name: Berke Bakay

Title: President

KONA TEXAS RESTAURANTS, INC.,

   as a Subsidiary Guarantor

By: /s/ Christi Hing

Name: Christi Hing

Title: Secretary